Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports First Quarter 2011 Financial Results

May 13, 2011

Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB:  MWFS.OB), the holding company of Mid-Wisconsin Bank (the “Bank”) headquartered in Medford, WI, reported net income prior to preferred stock dividends for the quarter ending March 31, 2011 of $140,000, compared to $13,000 for the first quarter of 2010.  After preferred stock dividends, the Company reported a net loss to common shareholders of $20,000 or $0.01 per common share, for the quarter ended March 31, 2011 compared to a net loss of $148,000, or $0.09 per common share, for the quarter ended March 31, 2010.

Our financial results for the first quarter of 2011 were impacted by the level of loan loss provisions, increased collection expenses, a decline in our net interest margin due to an elevated liquidity position, increased marketing expenses related to a new deposit campaign; the recognition of $55,000 in net losses associated with the sale of securities, and reduced levels of fee income from service charges. These factors were partially offset by a $500,000 legal settlement, the details of which are subject to a confidentiality agreement.

Credit quality continues to be a concern in light of the relatively weak economic conditions in our primary markets, the level of delinquencies, loan defaults and foreclosure activity.  Management believes it to be prudent and consistent with our practice of maintaining adequate reserves. During the first quarter of 2011, we recorded loan loss provisions of $1,050,000 to cover net charge-offs of $814,000 and provide additional reserves of $236,000. This level of provisioning compares favorably to the $1,400,000 taken during the first quarter of 2010. At March 31, 2011 our allowance for loan and lease losses (ALLL) was $9,707,000 compared to $9,471,000 at December 31, 2010. Our coverage ratio improved to 2.90% of total loans at March 31, 2011 compared to 2.79% at December 31, 2010.  Expenses related to foreclosures and other loan servicing costs for the first quarter of 2011 increased $147,000 compared to the first quarter of 2010.

During the first quarter of 2011, our net interest margin declined 19 basis points to 3.36% compared to 3.55% in the first quarter of 2010.  This decline was anticipated due to the increased level of liquidity resulting from the sale of securities during 2010. Proceeds from the sale of these securities coupled with a reduction in loan balances and an increase in core deposits resulted in higher levels of short-term investments which generally carry lower yields.

One of our key initiatives is to increase core deposits and reduce our dependency on wholesale borrowings and brokered deposits, which represent our highest cost of funds.  On February 1, 2011 we introduced an innovative suite of new consumer deposit products based on various rewards.  The advertising campaign associated with this program resulted in higher levels of marketing expenses during the first quarter 2011.  These expenses are expected to taper off during the third and fourth quarters of 2011.  Our success in growing core deposits has enabled us to reduce our wholesale funding sources.

During the first quarter 2011 we recognized net losses of $55,000 on the disposition of a trust preferred security and other investments that were deemed to be underperforming.

Similar to many other financial institutions, the Bank was the beneficiary of income derived from the sale of residential mortgages resulting from historically low mortgage rates during 2010.  Income from this activity remained constant during the first quarter of 2011; however, we do expect to see this revenue to decline over the remainder of 2011.

We continue to experience weak loan demand from creditworthy borrowers in our local markets. The absence of quality loan demand coupled with loan payoffs and charge-offs resulted in a decline in loan balances at March 31, 2011.  Competition among local and regional banks for creditworthy borrowers and core deposit customers remains high.  The Bank remains committed to its community banking philosophy and in serving the needs of its local markets by making available various government loan programs to creditworthy borrowers as opportunities arise.

We remain committed to increasing capital levels at the Bank and the Company.  The Bank’s Tier One Capital Leverage ratio improved slightly to 9.0% and its Total Risk Based Capital ratio improved to 14.1% at March 31, 2011, compared to 13.9% as of December 31, 2010.  The Company’s Tier One Capital Ratio improved to 10.1% and its Total Risk Based Capital Ratio to15.7% at March 31, 2011, which compared favorably to 10.0% and 15.5%, respectively reported as of December 31, 2010.  All ratios are above the regulatory guidelines stipulated in the Bank’s and Company’s agreements with their primary regulators.

As referenced in our 10-Q filing with the SEC during the third quarter of 2010, the Bank’s board of directors entered into a formal written agreement (the “Agreement”) on November 9, 2010 with the Federal Deposit Insurance Corporation (the “FDIC”) and the Wisconsin Department of Financial Institutions (the “DFI”) to take certain actions and operate in compliance with the Agreement’s provisions during its term. The Agreement was based on the results of an examination of the Bank that was performed as of December 31, 2009 during the second quarter of 2010 by the FDIC and DFI. At this time, the board believes it has satisfied most of the conditions of the Agreement and has taken appropriate actions necessary to resolve all other requirements referenced in the Agreement. As expected the Company entered into a similar agreement with similar restrictions with its primary regulator, the Federal Reserve Bank of Minneapolis, on May 10, 2011. A copy of this agreement has been filed with the Company’s first quarter 2011 Form 10-Q.  Compliance with all requirements will be monitored on a monthly basis. In consultation with the Federal Reserve Bank of Minneapolis, on May 12, 2011, the Company exercised its rights to suspend dividends on the outstanding TARP Preferred Stock and intends to defer interest on the Debentures related to the Trust and its trust preferred securities, effective for the next interest or dividend payment due on each.  Therefore, the Company will not be able to pay dividends on its common stock until it has fully paid all accrued and unpaid dividends on the Debentures and the TARP Preferred Stock.

As noted in the filing of our first quarter Form 10-Q, on July 21, 2010 President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act which introduced 250 new banking regulations and 188 revisions to existing regulations, all of which are expected to be implemented within two years. “This new legislation will add additional costs for compliance and set limits on certain fees for banking services. This legislation has and will continue to impact the amount of non-interest income we generate from selected service fees and is expected to increase our compliance costs,” reported James F. Warsaw, the Company’s President and CEO.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates thirteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties.  In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s view as of any subsequent date. If the risks or uncertainties never materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates,” or “believes.” Such statements are subject to important factors that could cause Mid-Wisconsin’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include: (i) Mid-Wisconsin’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values; (ii) the effect of legislative and regulatory changes in banking laws and regulations and their application by the Company’s regulators; (iii) adverse changes in the financial performance and/or condition of Mid-Wisconsin’s borrowers, which could impact repayment of such borrowers’ outstanding loans; (iv) Mid-Wisconsin’s ability to maintain required levels of capital; (v) fluctuation in Mid-Wisconsin’s stock price; (vi) other risks and assumptions described in Mid-Wisconsin’s Annual Report on Form 10-K for the year ended December 31, 2010 under the headings “Forward-Looking Statements” and “Risk Factors” which are incorporated herein by reference; and (vii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission (“SEC”).  Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin’s belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Financial Data
	Three Months Ended
PER SHARE DATA	March 31, 2011	March 31, 2010
Earnings (loss) per common share:
Basic and diluted	($0.01)	($0.09)
Cash dividends per share	0.00	0.00
Book value per common share	$ 19.81	$ 20.18
Weighted average common shares outstanding:
Basic and diluted	1,652	1,648
Dividend payout ratio (1)	0.0%	0.0%
Stock Price Information:
High Bid	$ 8.05	$ 9.10
Low Bid	7.80	6.00
Bid price at quarter end	8.00	9.00
KEY RATIOS
Return on average assets	-0.02%	-0.12%
Return on average equity	-0.19%	-1.38%
Average equity to average assets	8.58%	8.64%
Net interest margin (FTE)(2)	3.36%	3.55%
Net charge-offs to average loans	0.24%	0.14%
Allowance for loan loss to period-end loans	2.90%	2.48%
(1) Ratio is based upon basic earnings per common share
(2) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis.
using a federal tax rate of 34% and adjusted for the disallowance of interest expense.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
	Three Months Ended
(dollars in thousands, except per share data)	March 31, 2011	March 31, 2010	Percent Change
Interest Income
Loans, including fees	$ 4,826	$ 5,398	-11%
Securities
Taxable	638	937	-32%
Tax-exempt	101	98	3%
Other	80	24	233%
Total interest income	5,645	6,457	-13%
Interest Expense
Deposits	1,286	1,719	-25%
Short-term borrowings	25	20	25%
Long-term borrowings	405	435	-7%
Subordinated debentures	45	154	-71%
Total interest expense	1,761	2,328	-24%
Net interest income	3,884	4,129	-6%
Provision for loan losses	1,050	1,400	-25%
Net interest income after provision for loan losses	2,834	2,729	4%
Noninterest Income
Service fees	253	287	-12%
Wealth management	310	326	-5%
Mortgage banking	149	150	-1%
Other	765	224	242%
Total noninterest income	1,477	987	50%
Noninterest Expense
Salaries and employee benefits	2,131	2,105	1%
Occupancy	484	461	5%
Data processing	173	166	4%
Foreclosure/OREO expense	42	(5)	940%
Legal and professional fees	167	197	-15%
FDIC expense	314	235	34%
Loss on sale of investments	55	0	100%
Other	808	623	30%
Total noninterest expense	4,174	3,782	10%
Income (loss) before income taxes	137	(66)	NM
Income tax (benefit) expense	(3)	(79)	96%
Net income (loss)	$ 140	$ 13	NM
Preferred stock dividends, discount and premium	(160)	(161)	-1%
Net income (loss) available to common equity	($20)	($148)	86%

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets		Audited
	As of	As of
	March 31,	December 31,	Percent
(dollars in thousands, except per share data)	2011	2010	Change
Assets
Cash and due from banks	$ 7,355	$ 9,502	-23%
Interest-bearing deposits in other financial institutions	8	8	0%
Federal funds sold and securities purchased under agreement to sell	34,120	32,473	5%
Securities available-for-sale, at fair value	105,902	101,310	5%
Loans held for sale	1,234	7,444	-83%
Loans	334,836	339,170	-1%
Less: Allowance for loan losses	(9,707)	(9,471)	2%
Loans, net	325,129	329,699	-1%
Accrued interest receivable	1,966	1,853	6%
Premises and equipment, net	8,275	8,162	1%
Other investments - at cost	2,616	2,616	0%
Other assets	15,440	16,015	-4%
Total assets	$ 502,045	$ 509,082	-1%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$ 56,653	$ 60,446	-6%
Interest-bearing deposits	337,561	340,164	-1%
Total deposits	394,214	400,610	-2%
Short-term borrowings	9,753	9,512	3%
Long-term borrowings	42,561	42,561	0%
Subordinated debentures	10,310	10,310	0%
Accrued interest payable	952	992	-4%
Accrued expenses and other liabilities	1,318	2,127	-38%
Total liabilities	459,108	466,112	-2%
Total stockholders' equity	42,937	42,970	0%
Total liabilities and stockholders' equity	$ 502,045	$ 509,082	-1%

Nonaccrual loans	$ 13,724	$ 11,540	19%
Other real estate owned	$ 3,873	$ 4,230	-8%
Net charge-offs	$ 814	$ 3,241	-75%

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income - Quarterly Trend
(dollars in thousands, except per share data - unaudited)
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Interest income
Loans, including fees	$ 4,826	$ 5,250	$ 5,296	$ 5,381	$ 5,398
Securities
Taxable	638	615	768	896	937
Tax-exempt	101	89	88	91	98
Other	80	64	44	23	24
Total interest income	5,645	6,018	6,196	6,391	6,457
Interest expense
Deposits	1,286	1,430	1,580	1,673	1,719
Short-term borrowings	25	27	29	19	20
Long-term borrowings	405	413	412	410	435
Subordinated debentures	45	134	154	153	154
Total interest expense	1,761	2,004	2,175	2,255	2,328
Net interest income	3,884	4,014	4,021	4,136	4,129
Provision for loan losses	1,050	1,500	900	955	1,400
Net interest income after provision for loan losses	2,834	2,514	3,121	3,181	2,729
Noninterest income
Service fees	253	287	283	317	287
Wealth management	310	308	346	344	326
Mortgage banking	149	407	250	148	150
Gain on sale of investments	0	556	330	168	0
Other operating income	765	318	258	243	224
Total noninterest income	1,477	1,876	1,467	1,220	987
Other-than-temporary impairment losses, Net
Total other-than-temporary impairment losses	0	0	426	0	0
Amount in other comprehensive income, before taxes	0	0	14	0	0
Total impairment	0	0	412	0	0
Noninterest expense
Salaries and employee benefits	2,131	2,163	2,164	2,105	2,105
Occupancy	484	451	449	469	461
Data processing	173	158	165	162	166
Foreclosure/OREO expenses	42	101	17	130	(5)
Legal and professional fees	167	149	147	184	197
FDIC expense	314	339	232	230	235
Loss on sale of investments	55	0	0	0	0
Other	808	724	819	665	623
Total noninterest expense	4,174	4,085	3,993	3,945	3,782
Income (loss) before income taxes	137	305	183	456	(66)
Income tax (benefit) expense	(3)	65	21	128	(79)
Net income (loss)	$ 140	$ 240	$ 162	$ 328	$ 13
Preferred stock dividends, discount and premium	(160)	(160)	(160)	(160)	(161)
Net income (loss) available to common equity	($20)	$ 80	$ 2	$ 168	($148)
Earnings (Loss) Per Common Share:
Basic and diluted	($0.01)	$ 0.05	$ 0.00	$ 0.10	($0.09)

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis
	Three Months Ended
	March 31, 2011	March 31, 2010
EARNING ASSETS
Loans (FTE)	5.78%	6.08%
Investment securities:
Taxable	2.89%	4.21%
Tax-exempt (FTE)	4.99%	5.69%
Federal funds sold	0.14%	0.15%
Securities purchased under agreements to sell	1.37%	0.00%
Other interest earning-assets	1.01%	1.91%
Total earning assets	4.86%	5.52%
INTEREST-BEARING LIABILITIES
Interest-bearing demand	0.51%	0.63%
Savings deposits	0.78%	1.04%
Time deposits	2.26%	2.74%
Short-term borrowings	0.99%	0.89%
Long-term borrowings	3.86%	4.15%
Subordinated debentures	1.77%	5.98%
Total interest-bearing liabilities	1.79%	2.32%
Net Interest rate spread (FTE)	3.07%	3.20%
Net interest rate margin (FTE)	3.36%	3.55%
Average Balance Sheet (in thousands)
Loans	$ 339,737	$ 360,731
Deposits	391,976	395,747
Assets	501,359	504,730
Stockholders' equity	43,019	43,618